As filed with the Securities and Exchange Commission on November 4, 2011.
Registration No. 333-113385

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_______________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________

CHINA FIRE & SECURITY GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)		04-3253298 (I.R.S. Employer Identification Number)
B-2508 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027 People’s Republic of China
(Address of principal executive offices)

UNIPRO FINANCIAL SERVICES, INC. 2003 EQUITY INCENTIVE PLAN
(Full title of the plan)
_______________

Brian Lin
Chief Executive Officer
South Banbidian Industrial Park,
Liqiao Township, Shunyi District
Beijing 101304, People’s Republic of China
+ (86 10) 8416 3816

(Name, address and telephone number of agent for service)

Copies to:
Ling Huang, Esq.
Shearman & Sterling LLP
12th Floor, East Tower, Twin Towers
Jianguomenwai Dajie, Beijing 100022
+ (86 10) 5922 8000

Explanatory Statement

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333- 113385) (the “Registration Statement”) of China Fire & Security Group, Inc. (previously named UniPro Financial Services, Inc.), a Florida corporation (the “Registrant”), pertaining to the registration of 1,000,000 shares of the Registrant’s common stock, $0.001 par value per share (the “Shares”) issuable under the UniPro Financial Services, Inc. 2003 Equity Incentive Plan, which was filed with the Commission on March 8, 2004.

Pursuant to an Agreement and Plan of Merger dated May 20, 2011 by and among Amber Parent Limited, an exempted company incorporated in the Cayman Islands (“Parent”), Amber Mergerco, Inc., a Florida corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Registrant, Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant surviving the merger as a wholly-owned subsidiary of Parent. The Merger became effective on November 4, 2011.

In connection with the closing of the Merger, the offering pursuant to the Registration Statement has been terminated.  In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of post-effective amendments, any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration the Shares registered but not sold under the Registration Statement as of the date hereof, if any.

SIGNATURES

The Registrant.  Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on November 4, 2011.

CHINA FIRE & SECURITY GROUP, INC.

By:	/s/ Brian Lin
Name:	Brian Lin
Title:	Chief Executive Officer

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement has been signed below by the following persons in the indicated capacities on November 4, 2011.

/s/ Weigang Li	Chairman of the Board
Weigang Li

/s/ Brian Lin	Chief Executive Officer and Director
Brian Lin	(Principal Executive Officer)

/s/ Tongzhou Qin	Chief Financial Officer
Tongzhou Qin	(Principal Financial Officer)

/s/ Weishe Zhang	Chief Technology Officer, Vice President of Strategic
Weishe Zhang	Planning and Director

/s/ Guoyou Zhang	Director
Guoyou Zhang

/s/ Yinqing Li	Director
Yinqing Li

/s/ Xianghua Li	Director
Xianghua Li

/s/ Albert McLelland	Director
Albert McLelland